EXHIBIT 21
SUBSIDIARIES OF U.S. BANCORP
(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)
U.S. Bank National Association (a nationally chartered banking association)
U.S. Bank National Association ND (a nationally chartered banking association)
U.S. Bank Trust Company, National Association (a nationally chartered banking association)
U.S. Bank Trust National Association (a nationally chartered banking association)
U.S. Bank Trust National Association SD (a nationally chartered banking association)
Elan Life Insurance Company (Arizona)
Elavon Financial Services Limited (Ireland)
FAF Advisors, Inc. (Delaware)
Firstar Trade Services Corporation (Wisconsin)

Miami Valley Insurance Company (Arizona)
Midwest Indemnity Inc. (Vermont)
Mississippi Valley Life Insurance Company (Arizona)
NOVA Canadian Holdings Company (Delaware)
NOVA European Holdings Company (Delaware)
Quasar Distributors, LLC (Wisconsin)
U.S. Bancorp Insurance and Investments, Inc. (Wyoming)
U.S. Bancorp Insurance Company, Inc. (Vermont)
U.S. Bancorp Insurance Services of Montana, Inc. (Montana)
U.S. Bancorp Insurance Services, LLC (Wisconsin)
U.S. Bancorp Investments, Inc. (Delaware)
USB Capital Funding Corp. (Nevada)